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                                                                    EXHIBIT 10.3


                                 EMPLOYMENT AGREEMENT
                                 --------------------

     THIS EMPLOYMENT AGREEMENT is made and entered into as of the 7th day of June, 1996, by and between MSH ENTERTAINMENT CORPORATION, a Utah corporation (the "Company"), and Christopher Haigh (the "Executive").
      -------                                ---------

                                 PRELIMINARY STATEMENTS:
                                 ----------------------

     A. The Executive is currently employed as President of East End Productions, Inc. and East End Communications, Inc. and J.B. Dubs, Inc., each of which is a California corporation (collectively, "EEP").

     B. The Executive possesses intimate knowledge of the business and affairs of EEP, its policies, methods and personnel.

     C. The Company, EEP, and the Executive (as agent and attorney-in-fact for the shareholders of EEP) have entered into an Agreement dated as of June 7, 1996 (the "Agreement"), pursuant to which the Company will purchase the Assets
           ---------
of the EEP.

     D.   The Board of Directors of the Company (the "Board") recognizes that
                                                      -----
the Executive has contributed to the growth and success of EEP and desires to assure the Company of the Executive's continued employment and to compensate him therefor.

     E. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     F. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                 AGREEMENT:
                                 ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   EMPLOYMENT.
          ----------

          1.1       GENERAL.  The Company hereby agrees to employ the Executive,
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and the Executive hereby agrees to serve the Company, on the terms and subject to the conditions set forth herein.

          1.2       DUTIES OF EXECUTIVE.  During the term of this Agreement, the
                    -------------------
Executive shall serve as an executive of the Company, shall diligently perform all services as may be assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

     2.   TERM.
          ----

          2.1       INITIAL TERM.  The initial term of this Agreement and the
                    ------------
employment of the Executive hereunder shall expire on the later to occur of the following: (i) three years after the date the transactions contemplated by the Agreement are consummated; or (ii) the Aggregate Purchase Consideration has

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been paid to the Seller (the "Initial Term"), unless sooner terminated in
                              ------------
accordance with the terms and conditions hereof.

          2.2  RENEWAL TERMS.  The Initial Term of this Agreement, and the
               -------------
employment of the Executive hereunder, may be renewed and extended for such period or periods as may be mutually agreed to by the Company and the Executive in a written supplement to this Agreement signed by the Executive and the Company (the "Written Supplement"). If this Agreement is not so renewed and
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extended prior to the expiration of the Initial Term, this Agreement, and the employment of the Executive hereunder, shall automatically terminate upon the expiration of the Initial Term.

     3.   COMPENSATION.  The Executive shall receive a base salary at the annual
          ------------
rate of $150,000 (the "Base Salary") during the Initial Term of this Agreement,
                       -----------
with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. If the term of this Agreement shall be renewed and extended as provided in Section
2.2 hereof, then during such renewal term of his employment hereunder the Executive shall be paid a base salary as set forth in the Written Supplement. The Company shall place $150,000 (the "Escrow Fund") in an escrow account to secure the Company's performance of its obligations under this Agreement. The Executive's Base Salary for the Initial Term will be paid out of the Escrow Fund.

          3.1  PRODUCER AND DIRECTOR DUTIES.  The Company will act in good faith
               ----------------------------
to assign either producer or director duties to the Executive where reasonably practicable under all the circumstances. Fees shall not exceed industry standards. The Executive shall not be assigned as both the producer and director of the same project and will not be assigned to every project. Assignments shall be made at the sole direction of the Company.

          3.2  RESOLUTION OF DISPUTES.  In the event of a dispute as to the
               ----------------------
amount of director's or producer's fees, the parties agree to single-arbitrator arbitration under the Commercial Rules of the American Arbitration Association with the arbitration forum to be in San Francisco, California.

     4.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.
          ----------------------------------------

          4.1  EXPENSE REIMBURSEMENT.  The Executive shall be entitled to
               ---------------------
reimbursement by the Company for all reasonable business expenses incurred by him in connection with the performance of his duties hereunder; provided,
                                                                --------
however, that such entitlement is conditioned upon the Executive providing the
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Company with appropriate documentation of such expenses in accordance with
Company policy.

          4.2  OTHER BENEFITS.  The Executive shall be entitled to
               --------------
participate in all medical, hospitalization, disability and group life insurance plans, and any and all other employee benefit plans, as are presently and hereinafter provided by the Company to its executives. The Executive shall be entitled to four weeks vacation per year in accordance with the Company's prevailing policy for its executives; provided, however, that in no event may a
                                      --------  -------
vacation be taken when to do so could reasonably be expected to materially and adversely affect the Company's business. In addition, the Executive shall be entitled to the benefits set forth on Exhibit "A" attached hereto. Notwithstanding the foregoing, except as set forth on Exhibit "A", the Executive shall be entitled to employee benefits which are no less favorable than those currently in operation in the Company.

          4.3  WORKING FACILITIES.  The Company shall furnish the Executive with
               ------------------
an office, secretarial help and other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.4  FEES.  The Executive shall be entitled to be paid additional
               ----
amounts from the Company for producing and directing programs and projects. Such fees may not exceed industry standards, and may in fact be less than industry standards in keeping with the Company's desire to create a reputation for producing quality, low to moderate budget programming.

          4.5  DIRECTORSHIP.  During the term of the Executive's employment with
               ------------
the Company, the Executive shall be given a seat on the Company's board of directors.

          4.6  STOCK OPTIONS.  Executive will have the right to participate in
               -------------
the Company's existing Stock Option Plan. The number and price for such stock options shall be based on the performance of the Company and the Executive.

     5.   TERMINATION.
          -----------

          5.1  TERMINATION FOR CAUSE.  The Company shall at all times have
               ---------------------
the right, upon written notice to the Executive, to terminate the Executive's employment hereunder for Cause (as hereinafter defined). For purposes of this Agreement, the term "Cause" shall mean (a) a willful breach by the Executive of
                     -----
any of the material terms or provisions of this Agreement, (b) the charging or indictment of the Executive in connection with a felony, (c) commission by the Executive of an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or dishonesty against the property or personnel of the Company, or (d) willful or reckless conduct by the Executive which the Board in good faith determines could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of the Company. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1).

          5.2  DISABILITY.  The Company shall at all times have the right,
               ----------
upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his duties hereunder for in excess of 60 consecutive calendar days or 90 calendar days in any 12-month period. Upon any termination pursuant to this Section 5.2, (a) the Company shall pay to the Executive (i) immediately any unpaid amounts of his Base Salary accrued through the effective date of termination, (ii) plus one
                                                                    ----
year's Base Salary, plus (iii) in accordance with Section 3.2(b), an amount
                    ----
equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which such termination occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of termination, and (b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

          5.3  DEATH.  In the event of the death of the Executive during
               -----
the term of his employment hereunder, (a) the Company shall pay to the estate of the deceased Executive (i) immediately any unpaid amounts of his Base Salary accrued through the date of his death, (ii) plus one year's Base Salary, plus
                                            ----                         ----
(iii) in accordance with Section 3.2(b), an amount equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which such death occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of his death, and (b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

          5.4  TERMINATION WITHOUT CAUSE.  At any time the Company shall
               -------------------------
have the right to terminate the Executive's employment hereunder by written notice to the Executive; provided, however, that the Company shall (i) on the
                         --------  -------
effective date of termination specified in the notice, pay to the Executive any unpaid Base Salary accrued through the effective date of termination, (ii) pay the executive his then-effective Base Salary through the Term of this Agreement plus any applicable extensions or renewals, or otherwise for the remainder of the then-applicable contractual term of employment; and (iii) in accordance with
Section 3.2(b), pay the Executive an amount equal to the Incentive Compensation, if any, payable to him in respect of the fiscal year of the Company in which such termination occurs, prorated for the period of service by the Executive from the beginning of such fiscal year through the date of termination. Upon such termination and payments, the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1).

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

          5.5  TERMINATION BY EXECUTIVE.  In the event the Executive voluntarily
               ------------------------
terminates his employment with the Company, the Company, consistent with current labor laws, and, subject to Section 6.5, shall pay to the Executive any unpaid Base Salary accrued through the date of termination. Upon any termination pursuant to this Section 5.5, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

     6.   RESTRICTIVE COVENANTS.
          ---------------------

          6.1  NON-COMPETITION.  While employed by the Company and during the
               ---------------
Non-competition Period (as hereinafter defined), subject to limitations on enforcement of Section 6.5, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly engages in activities which are in direct competition with the major activities of the Company, or which result in the loss of customers to the Company. For purposes of this Section 6.1, the term "Non-competition Period" shall mean (a) in the event the Executive's employment
-----------------------
is terminated pursuant to Section 5.4, the period beginning on the effective date of such termination and ending one year thereafter, or (b) in the event the Executive's employment hereunder is terminated for any other reason, a period of two years following the date his employment is terminated.

          6.2  NONDISCLOSURE.  The Executive shall not divulge,
               -------------
communicate, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company. Any confidential information or data now known or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, customers, sources of leads, methods of doing business, and the manner of design, manufacture, financing, marketing and distribution of the Company's products) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information.

          6.3  NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.  While employed
               -------------------------------------------
by the Company and for two years following the termination of his employment for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity,
(a) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of one year, or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company, nor shall the Executive make known the names and addresses of such customers or clients or any information relating in any manner to the Company's trade or business relationships with such customers or clients.

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

          6.4  BOOKS AND RECORDS.  All books, records and accounts relating in
               -----------------
any manner to the business, customers, suppliers or clients of the Company and all other documents, disks, software or other items containing confidential information relating to the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately, together with any copies, to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.5  ENFORCEMENT OF THE NON-COMPETITION PERIOD.  In the event the
               -----------------------------------------
Executive is terminated for Cause, or voluntarily terminates his employment with the Company, the Company shall only have the right to enforce the Non-Competition Period by continuing to pay to the Executive the then applicable installments of Base Salary. The enforceable Non-Competition Period shall be extended as each installment is made by the period covered by such installment.

               In the event that the Executive is terminated without cause, the Company shall have the right to enforce the Non-Competition Period only by paying the Executive the Average Total Compensation (as hereafter defined) at the time of termination. The enforceable Non-Competition Period shall be extended as each installment is made by the period covered by such installment, and such Non-Competition may not exceed the limits set forth in Section 6.1, unless otherwise mutually agreed. Average Total Compensation shall mean Base Salary, plus director's and producer's fees and other compensation paid to the Executive for the previous 12-month period.

     7.   INJUNCTION.  It is recognized and hereby acknowledged by the parties
          ----------
hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8.   GOVERNING LAW.  This Agreement shall be governed by and construed
          -------------
in accordance with the internal laws of the State of California.

     9.   ENTIRE AGREEMENT.  This Agreement constitutes the entire
          ----------------
agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between and among the Executive, the Company and the Target (or any of their affiliates) with respect to such subject matter. Except for the obligation to pay any accrued but unpaid salary due the Executive, all such prior agreements, understandings and arrangements for the provision of services by the Executive to the Target and/or any of its affiliates and the compensation of the Executive in any form shall automatically terminate upon the consummation of the transactions contemplated by the Merger Agreement, and each party shall thereupon and thereby, without any further action, release and forever discharge the other (and the other's affiliates) from any and all liabilities and obligations of any nature arising out of or in connection with any and all such prior agreements, understandings or arrangements. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

    10.  NOTICES.  Any notice required or permitted to be given hereunder
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shall be deemed given when delivered by hand, by facsimile or three business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Company, to the address of the Company's principal offices in San Francisco, California and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

    11.  BENEFITS; BINDING EFFECT.  This Agreement shall be for the
         ------------------------
benefit of and binding upon the parties hereto and their respective heirs, personal representative, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provided, however, that under no circumstances may the Executive delegate his employment obligations hereunder or any portion thereof.

    12.  SEVERABILITY.  The invalidity of any one or more of the words,
         ------------
phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

    13.  WAIVER.  The waiver by either party hereto of a breach or
         ------
violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

    14.  DAMAGES; PREVAILING PARTY.  Nothing contained herein shall be
         -------------------------
construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. If there is any legal action or proceeding to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of any party, the nonprevailing party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing its judgment, and in connection with any appeal from such judgment. Reasonable attorneys' fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. The prevailing party's rights under this Section 14 shall not merge into any judgment and shall survive until all such fees and costs have been paid.

    15.  SECTION HEADINGS.  The section headings contained in this
         ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

     16.  NO THIRD PARTY BENEFICIARY.  Nothing expressed or implied in this
          --------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     17.  SUBSIDIARIES.  All references to the "Company" in this Agreement,
          ------------
including but not limited to those in Section 6, shall be deemed to include any and all of the Company's direct and indirect subsidiaries to the extent the context may require.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              MSH ENTERTAINMENT CORPORATION,
                                a Utah corporation



                              By:  /s/ Robert Maerz
                                   ----------------------------
                                   Robert Maerz               (Print Name)
                                   ----------------------------
                              Its: Chairman
                                   ----------------------------


                                   /s/ CHRISTOPHER HAIGH
                                   ----------------------------
                                   Christopher Haigh

                                   EXHIBIT A
                                   ---------

                               EMPLOYEE BENEFITS
                               -----------------
                                    (Haigh)


     1. The Executive shall be entitled to the use of one of the two automobiles provided to him by EEP (the "Old Automobile"). On or after June 1, 1996, the Executive shall have an option to purchase the Old Automobile from the Company at a price equal to its net book value as recorded on the Company's balance sheet (the "Option"). In the event that the Executive purchases the Old Automobile pursuant to the Option, the Company shall provide to the Executive for his use a leased automobile comparable to the automobiles provided to the senior executives of the Company (the "New Automobile"). All reasonable expenses for the maintenance and operation of the Old Automobile before the exercise of the Option and the New Automobile thereafter shall be paid by the Company.

     2. If, in the performance of his duties on behalf of the Company, the Executive should utilize a place of abode owned by the Executive or a member of his immediate family while on a business trip away from his principal residence, the Company shall pay to the Executive a lodging allowance of $175 per night. Under no circumstances, however, shall the Executive be entitled to such payment with respect to any place of abode owned or leased by him or by a member of his immediate family in the San Francisco metropolitan area.

     3. The Company shall not pay the Executive's personal expenses, including, but not limited to, insurance, legal or accounting expenses.